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                                                              Exhibit 1

                         1985 MIP LIQUIDATING TRUST

                             AGREEMENT OF TRUST


            THIS Agreement of Trust creating the 1985 MIP LIQUIDATING TRUST, and related SUBTRUST A and SUBTRUST B, dated as of December 22, 1995, is made and entered into by and between 1985 MERCHANT INVESTMENT PARTNERSHIP (the "Partnership") and MERCHANT GP, INC. (the "Trustee").

            WHEREAS, the Partnership by its terms terminates on December 31, 1995;

            WHEREAS, as of the date above, the Partnership holds the assets listed on Schedule 1 (the "Subtrust A Assets") and Schedule 2 (the "Subtrust B Assets") (collectively, the "Trust Assets"); and

            WHEREAS, the Trustee is willing to hold (i) the Subtrust A Assets in trust for the benefit of those persons who are partners of the Partnership as of the date above and who have an interest in the Subtrust A Assets as set forth in Schedule 3 (the "Subtrust A Beneficiaries"), and
(ii) the Subtrust B Assets in trust for the benefit of those persons who are partners of the Partnership as of the date above and who have an interest in the Subtrust B Assets as set forth in Schedule 4 (the
"Subtrust B Beneficiaries");

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Partnership and the Trustee agree as follows:

            1. Establishment of 1985 MIP LIQUIDATING TRUST and related SUBTRUST A and SUBTRUST B. The Partnership hereby conveys, sets over, assigns and delivers to the Trustee, without the reservation of any interest of any nature, the Trust Assets, and the Trustee agrees to accept and hold (i) the Subtrust A Assets in trust for the Subtrust A Beneficiaries, and their successors and assigns, in accordance with each individual beneficiary's respective interest in the Subtrust A Assets as of the date above, as set forth in Schedule 3, and (ii) the Subtrust B Assets in trust for the Subtrust B Beneficiaries, and their successors and assigns, in accordance with each individual beneficiary's respective interest in the Subtrust B Assets as of the date above, as set forth in
Schedule 4.

            2. Purpose of 1985 MIP LIQUIDATING TRUST; Powers of Trustee. The trust (the "1985 MIP LIQUIDATING TRUST") and related subtrusts ("SUBTRUST A" and "SUBTRUST B") created hereby are created solely for the

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purpose of liquidating the Trust Assets and distributing the proceeds therefrom in a timely manner in accordance with Treasury Regulation Section 301.7701-4(d), and shall have no objective to continue or engage in the conduct of a trade or business. In furtherance of the foregoing, the Trustee shall have such powers, which shall be exercisable without the consent of the Subtrust A Beneficiaries and Subtrust B Beneficiaries (collectively, the "Trust Beneficiaries"), to perform any and all acts necessary or desirable to carry out the purposes of the 1985 MIP LIQUIDATING TRUST, and related SUBTRUST A and SUBTRUST B, including but not limited to, any and all acts necessary or desirable to conserve, maintain and manage the Trust Assets pending their sale or liquidation, without any responsibility or liability for any depreciation or loss by or on account of the Trust Assets, and to distribute at least annually to the Trust Beneficiaries, their successors and assigns, in accordance with their respective interests set forth in Schedules 3 and 4, any proceeds from the sale or other liquidation of the Trust Assets, any amounts of cash distributed in respect of the Trust Assets and any other cash held as part of the 1985 MIP LIQUIDATING TRUST estate (in its entirety, the "Trust Estate") in excess of the 1985 MIP LIQUIDATING TRUST's expenses; and to hold any cash to be distributed in connection with the Trust Estate as part of the Trust Estate until distributed to the Trust Beneficiaries as herein provided; provided, however, that the Trustee shall not have the power to vary the nature of the assets of the Trust Estate beyond its current composition, cash, demand and time deposits in banks or savings institutions, repurchase agreements, including reverse repurchase agreements, and temporary investments such as short-term certificates of deposit or Treasury bills.

            3. Dissolution; Disposition of Trust Assets. Prior to termination of the 1985 MIP LIQUIDATING TRUST, and related SUBTRUST A and SUBTRUST B, the Trustee shall distribute any remaining Trust Assets to the Trust Beneficiaries, their successors and ensigns, in accordance with their respective interests, as set forth in Schedules 3 and 4, in the Subtrust A Assets and Subtrust B Assets, respectively. SUBTRUST A will terminate and dissolve upon the earlier to occur of (i) liquidation of the SubTrust A Assets and distribution of the proceeds therefrom to the SubTrust A Beneficiaries, their successors and assigns, and (ii) the third anniversary hereof; provided, that, notwithstanding the foregoing, the 1985 MIP LIQUIDATING TRUST, and related SUBTRUST A, shall terminate and dissolve, and the SubTrust A Assets shall be promptly distributed, in the event of any voluntary or involuntary judicial filing of bankruptcy by or with respect to MERCHANT GP, INC. under the laws of the United States or any of its political subdivisions. SUBTRUST B will terminate and dissolve upon the earlier to occur of (i) liquidation of the SubTrust B Assets and distribution of the proceeds therefrom to the SubTrust B Beneficiaries, their successors and assigns, and (ii) the third anniversary hereof; provided, that, notwithstanding the foregoing, the 1985 MIP LIQUIDATING TRUST, and related SUBTRUST B, shall terminate and dissolve, and the SubTrust B Assets shall be promptly distributed, in the event of any voluntary or involuntary judicial

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filing of bankruptcy by or with respect to MERCHANT GP, INC. under the laws of the United States or any of its political subdivisions.

            4. Payment of Expenses and Claims against the 1985 MIP LIQUIDATING TRUST. The Trustee shall pay all expenses incurred in connection with the formation and administration of the 1985 MIP LIQUIDATING TRUST out of the assets of the 1985 MIP LIQUIDATING TRUST, including, without limitation, expenses incurred for the maintenance and protection of the Trust Assets, taxes, expenses incurred in communicating with the Trust Beneficiaries, legal, accounting and other expenses incurred by the Trustee in connection with the performance of its obligations hereunder. Expenses shall be allocated between the Subtrust A Assets and the Subtrust B Assets as determined by the Trustee in its sole and absolute discretion.

            5. Transfer of Beneficial Interests. The interests of the Trust Beneficiaries in the 1985 MIP LIQUIDATING TRUST, which are reflected only on the records of the 1985 MIP LIQUIDATING TRUST, are not negotiable and shall be assignable only pursuant to applicable laws of descent and distribution.

            6. Obligations of Trustee. The Trustee shall have only such affirmative obligations as are provided for in this Agreement of Trust or as may be required by law.

            7. Indemnification of Trustee. The Trustee shall be indemnified by and receive reimbursement from the Trust Estate against and from any and all loss, liability, expense, or damage which the Trustee may occur or sustain, in the exercise and performance of any of the powers and duties of the Trustee under this Agreement of Trust, except for any such loss, liability, expense or damage that results from the gross negligence or willful misconduct of the Trustee. In the event that the Trust Estate has been wholly or partially distributed, each Trust Beneficiary shall refund to the Trustee his proportionate share of all such loss, liability, expense or damage as to which the Trustee is entitled to indemnity or reimbursement; provided, however, that the liability of each Such Trust Beneficiary shall not exceed the amount distributed to such Trust Beneficiary from the Trust Estate.

            8. Miscellaneous. This Agreement of Trust shall be governed by and construed in accordance with the laws of the State of New York (without regard for the conflicts of laws provisions thereof) and shall bind and inure to the benefit of

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the Trustee, the Trust Beneficiaries and the respective successors and assigns of the foregoing.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Trust as of the date set forth above.


                                    MERCHANT GP, INC., As Trustee



                                    By:
                                         Name:  Ken Lohsen
                                         Title:   Vice President



                                    1985 MERCHANT INVESTMENT
                                       PARTNERSHIP,
                                          By MERCHANT GP, INC., Its
                                             General Partner



                                    By:
                                         Name:  Ken Lohsen
                                         Title:   Vice President

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1985 MIP LIQUIDATING TRUST
AGREEMENT OF TRUST

                                 SCHEDULE 1

                             SUBTRUST A ASSETS


(i) $12,992,815.25 plus all accrued interest thereon, 5.65% Subordinated Payment-In-Kind Note due March 31, 1988, issued by AVONDALE MILLS, INC.;

(ii) $377,242.78 plus all accrued interest thereon, 5.65% Subordinated Payment-In-Kind Note due March 31, 1998, issued by AVONDALE MILLS, INC.;

(iii) $381,900.85 plus all accrued interest thereon, 5.65% Subordinated Payment-In-Kind Note due March 31, 1998, issued by AVONDALE MILLS, INC.; and

(iv) $399,284.31 plus all accrued interest thereon, 5.65% Subordinated Payment-In-Kind Note due March 31, 1998, issued by AVONDALE MILLS, INC.

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1985 MIP LIQUIDATING TRUST
AGREEMENT OF TRUST

                                 SCHEDULE 2

                             SUBTRUST B ASSETS


(i) 128,705 shares of LifeCell Corporation Common Stock, valued at $305,674.38 based on the five day average closing price for the period ending December 21, 1995;

(ii) 123,707 shares of LifeCell Corporation Common Stock, valued at $293,804.13 based on the five day average closing price for the period ending December 21, 1995; and

(iii) $104,632.73 Reverse Repurchase Agreement with CS First Boston
      Corporation.

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1985 MIP LIQUIDATING TRUST
AGREEMENT OF TRUST

                                 SCHEDULE 3

                          SUBTRUST A BENEFICIARIES

                                                           PERCENTAGE
                                                          INTEREST IN
                                                           SUBTRUST A
        NAME & ADDRESS OF PARTNER          ID NUMBER         ASSETS

 1.  MERCHANT GP, INC.                      13-3115136      76.7381%
     C/O CS FIRST BOSTON
     CORPORATION
     5 WORLD TRADE CENTER
     NEW YORK, NEW YORK 10048

 2.  EDWARD S. ATWATER                     ###-##-####       0.1227%
     ONE DOWNER AVENUE
     PO BOX 749
     MANTOLOKING, NJ 08738

 3.  R. GAMBLE BALDWIN                     ###-##-####       0.0491%
     1130 PARK AVENUE
     NEW YORK, NEW YORK 10128

 4.  DAVID C. BATTEN                       ###-##-####       0.2454%
     784 PARK AVENUE
     APT. 18C
     NEW YORK, NEW YORK 10021

 5.  ROBERT M. BAYLIS                      ###-##-####       0.2454%
     116 DELAFIELD ISLAND ROAD
     DARIEN, CT 06820

 6.  JAMES R. BAYNES                       ###-##-####       0.0981%
     PO BOX 51
     DAUFUSKIE ISLAND, SC 29915

 7.  EUGENE F. BEDELL                      ###-##-####       0.0491%
     12715 MOREHEAD
     CHAPEL HILL, NC 27514